UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 14, 2012

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On February 14, 2012, Rite Aid Corporation (the “Company”) announced the terms of an offering (the “Notes Offering”) of $481.0 million aggregate principal amount of 9.25% Senior Notes due 2020 (the “Notes”). The Notes will be unsecured, unsubordinated obligations of the Company and will be guaranteed by substantially all of the Company’s subsidiaries. The Notes Offering is expected to close on February 27, 2012, subject to customary closing conditions.

The proceeds of the Notes Offering will be used, together with available cash, to fund the Company’s previously announced tender offer (the “Tender Offer”) for any and all of its outstanding 8.625% Senior Notes due 2015.  The Company expects to call for redemption any 8.625% Senior Notes due 2015 that are not tendered in the Tender Offer.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes and the related subsidiary guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

99.1        Press Release announcing the pricing of the Notes Offering, dated February 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RITE AID CORPORATION

Dated: February 14, 2012	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release announcing pricing of the Notes Offering, dated February 14, 2012.